UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 21, 2024, EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of Equitrans Midstream Corporation (ETRN), entered into a purchase agreement (the Purchase Agreement) with Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein (collectively, the Initial Purchasers), and, solely with respect to certain representations and warranties and conditions of the Initial Purchasers’ obligations contained therein, ETRN, relating to the private offering and sale to eligible purchasers (the Notes Offering) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), by EQM of $600 million in aggregate principal amount of new 6.375% senior notes due 2029 (the Notes). The Notes will be issued in a transaction exempt from the registration requirements of the Securities Act and resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act. The Notes Offering is expected to close on February 26, 2024, subject to customary closing conditions.

EQM intends to use the net proceeds from the Notes Offering to repay certain outstanding indebtedness, including borrowings under its Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (as amended, the EQM Credit Facility), and for general partnership purposes.

The Purchase Agreement contains certain representations, warranties, covenants and agreements of EQM, ETRN and the Initial Purchasers and certain conditions to closing, obligations of EQM, ETRN and the Initial Purchasers and termination provisions. EQM has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates are full service financial institutions and certain of them have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with ETRN and its affiliates, including EQM. Affiliates of certain of the Initial Purchasers are lenders under the EQM Credit Facility and, accordingly, will receive a portion of the net proceeds from the Notes Offering through the repayment of indebtedness under the EQM Credit Facility. Certain of the Initial Purchasers or their affiliates may hold certain other of EQM’s outstanding indebtedness and may receive a portion of the proceeds from this offering to the extent EQM uses any net proceeds to repay or redeem such indebtedness. U.S. Bank Trust Company, National Association, which is a lender under the EQM Credit Facility, is an affiliate of the trustee under the indenture that will govern the Notes and an affiliate of one of the Initial Purchasers.

The Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about ETRN, EQM, EQGP Services, LLC, the general partner of EQM (the General Partner) or their respective subsidiaries, affiliates, businesses or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of ETRN, EQM, the General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On February 21, 2024, ETRN issued a press release on behalf of EQM, its wholly owned subsidiary, announcing the pricing of its previously announced Notes Offering.

A copy of the press release announcing the Notes Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 is for information purposes only and does not constitute an offer to sell nor a solicitation of an offer to buy any securities of EQM. The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated February 21, 2024, by and among EQM Midstream Partners, LP, Equitrans Midstream Corporation (for certain limited purposes) and Wells Fargo Securities, LLC, as representative of the several initial purchasers named on Schedule 1 thereto.

99.1	Press Release of Equitrans Midstream Corporation dated February 21, 2024 related to the Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: February 21, 2024	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Executive Vice President and Chief Financial Officer